Exhibit 10.1
AMENDMENT NUMBER THREE
TO LOAN AND SECURITY AGREEMENT
This AMENDMENT NUMBER THREE TO LOAN AND SECURITY AGREEMENT, (this “Amendment”), dated as of August 4, 2026 (“Amendment Effective Date”) is entered into by and among NLCP OPERATING PARTNERSHIP LP, a Delaware limited partnership (the “Company” and together with any other Person that joins the Loan Agreement (as defined below) as a Borrower in accordance with the terms hereof, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the financial institutions party to the Loan Agreement from time to time as Lenders (other than the Exiting Lenders (as defined below)), and XXXXXXXXXXXXXXXX, as agent for the Lenders (“Agent”). Capitalized terms not otherwise defined herein are defined in the Loan Agreement.
RECITALS
A.The Company, Agent, and Lenders are parties to that certain Loan and Security Agreement, dated as of May 6, 2022 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Loan Agreement”; and the Existing Loan Agreement, as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, including by and after giving effect to this Amendment, the “Loan Agreement”), pursuant to which the Lenders have agreed to make extensions of credit to the Borrowers for the purposes and subject to the terms and conditions set forth therein.
B.Borrowers have advised the Agent that XXXXXXXXX and XXXXXXXXX (collectively, the “Exiting Lenders” and each individually, an “Exiting Lender”), no longer wish to be a Lender under the Loan Agreement from and after the Amendment Effective Date and has requested that the Exiting Lender’s Revolver Commitment under the Loan Agreement be reduced to $0.00 and cancelled as of the Amendment Effective Date;
C.Borrowers and Lenders desire to amend and supplement the Loan Agreement as set forth below.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
I.AMENDMENT TO THE LOAN AGREEMENT.
A.The definition of “Applicable Margin” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
Applicable Margin: zero percent (0.00%).
B.The definition of “Eligible Leasing Real Property Trigger Event” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
Eligible Leasing Real Property Trigger Event: with respect to any Eligible Leasing Real Property, (i) any amounts owing under the applicable Lease are more than thirty (30) days past due under the terms thereof, (ii) any default under the applicable Lease that would result in or permit the termination of such Lease by any party thereto under Applicable Law shall exist; (iii) the tenant of such Leasing Real Property has either failed to obtain any Local Regulatory Permit or

State License required for the lawful conduct of such tenant’s Cannabis-related (as such term is defined in the Rider) use at such Leasing Real Property or any Local Regulatory Permits or State License required for the lawful conduct of such tenant’s Cannabis-related (as such term is defined in the Rider) use at such Leasing Real Property has lapsed; and (iv) the portion of the aggregate of Improvement Costs and Acquisition Consideration with respect to such Leasing Real Property attributable to such Obligor and its Affiliates that exceeds twenty-five percent (25%) of the aggregate of Improvement Costs and Acquisition Consideration attributable to such Obligor and its Affiliates for all Leasing Real Properties shall be excluded from the Borrowing Base calculation at the time of determination solely to the extent such amounts exceed such 25% threshold.
C.The definition of “Liquidity” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
Liquidity: with respect to any Persons, the cash and Cash Equivalents of such Peron that are (a) not, in each case, subject to any Lien or otherwise restricted in any manner, excluding unfunded Capital Expenditure commitments unless covered by the proposed line of credit availability, and (b) maintained in an account with XXXXXXXXXXXXXXXX and subject to the control of XXXXXXXXXXXXXXXX.
D.The definition of “Revolver Termination Date” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
Revolver Termination Date: May 6, 2029.
E.The definition of “Unused Line Fee Rate” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
Unused Line Fee Rate: means, as of any date of determination, a per annum rate equal to 0.25%, if average daily Revolver Usage is less than 35% of the Approved Revolver Availability for the applicable six-month period ending on a ULF Payment Date occurring after the Third Amendment Effective Date.
F.The following definitions are hereby added to Section 1.1 of the Loan Agreement, in their appropriate alphabetical order, to read as follows:
Loan Account: means, the Company’s checking account (No. XXXXXXX) maintained with XXXXXXXXXXXXXXXX.
Third Amendment Effective Date: means August 4, 2026.
G.Section 2.1.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
2.1.3    Limitation on Revolver Loans. Notwithstanding anything to the contrary contained herein, at any time after the Third Amendment Effective Date, the aggregate outstanding Revolver Loans shall not exceed $30,000,000 (the “Initial Revolver Availability”) unless approved by Agent. Any request by Borrowers for a Revolver Loan that would cause the aggregate outstanding Revolver Loans to exceed the Initial Revolver Availability shall require (a) the prior written consent of Agent (not to be unreasonably withheld, conditioned or delayed), (b) evidence satisfactory to Agent, in its sole discretion, that one or more existing or prospective Lenders have committed to provide all or a portion of such additional Revolver Loans, or both. Upon Agent’s approval of any increase, the maximum amount of Revolver Loans permitted to be outstanding pursuant to this Section 2.1.3 (the “Approved Revolver Availability”) shall be increased by the amount approved by Agent and shall thereafter constitute the applicable availability limit for purposes of this Agreement.
H.Section 2.1.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
2.1.7    Increase in Revolver Commitments. Borrowers may request an increase in Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $5,000,000 and is offered on the same terms as existing Revolver Commitments, including a closing fee equal to 0.75% times the total increased amount of the Revolver Commitment, which fee shall be fully earned and due on the date of each such increase in Revolver Commitment pursuant to this Section 2.1.7, (b) after giving effect to such increase, the aggregate Revolver Commitments do not exceed $100,000,000 at any time and the total increases under this Section do not exceed $10,000,000, (c) no more than two increases are made, and (d) the requested increase does not cause the Commitments to exceed 90% of any applicable cap under any Subordinated Debt agreement. Agent shall promptly notify Lenders of the requested increase and, within 10 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Revolver Commitment. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Revolver Commitments and become Lenders hereunder. Agent may allocate, in its discretion, the increased Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees. Provided the conditions set forth in Section 6.3 are satisfied, total Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than 45 days following Borrowers’ increase request. Agent, Borrowers, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Revolver Commitments. On the effective date of an increase, the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders, and settled by Agent as necessary, in accordance with Lenders’ adjusted shares of such commitments.
I.Section 3.1.1(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
(a)    The Obligations shall bear interest as follows: (i) during the Initial Interest Period at the Initial Loan Rate and (ii) during the period commencing on the first day immediately after the Initial Interest Period through and including the Revolver Termination Date, at the greater of: (i) Base Rate in effect from time to time plus the Applicable Margin and (ii) 6.25%.
J.Section 3.2.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
3.2.1    Unused Line Fee. Commencing on November 30, 2026, and on each May 31 and November 30 of each year thereafter (each, a “ULF Payment Date”), Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee (the “Unused Line Fee”) equal to the Unused Line Fee Rate times the amount by which the Approved Revolver Availability exceed the average daily Revolver Usage. Such fee shall be due and payable on each ULF Payment Date with respect to the six-month period then ended, provided that the first period shall commence on the Third Amendment Effective Date.
K.Section 10.1.2(e) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
(e)    [Reserved];
L.Section 10.1.8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
10.1.8    Primary Banking Relationship. Maintain its primary banking and depository relationship with the XXXXXXXXXXXXXXXX.
M.Section 10.2.2(k) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
(k)    solely in respect of Company, any other Liens; provided that, no Lien granted by the Company pursuant to this clause shall encumber any Eligible Leasing Real Property;
N.Section 10.3.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
10.3.1    Liquidity. Throughout the term of the Loan, Borrowers and Guarantors must maintain Liquidity equal to or greater than $1,500,000 in aggregate at all times.
O.Schedule 1.1 to the Loan Agreement is hereby amended by replacing Schedule 1.1 attached to the Loan Agreement with Schedule 1.1 attached hereto.
P.Schedule 1.1A to the Loan Agreement is hereby amended by replacing Schedule 1.1A attached to the Loan Agreement with Schedule 1.1A attached hereto.
II.NLCP 4645 DE SOTO CA, LLC. Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that the Leasing Real Property located at 4645 De Soto St., San Diego, California 92109 (the “De Soto LRP”) and owned by NLCP 4645 De Soto CA, LLC (“De Soto”) shall not constitute Eligible Leasing Real Property unless and until the Borrowers satisfy the condition subsequent set forth in Section VII of this Amendment. Upon satisfaction of such condition, the De Soto LRP shall automatically, and without any further action by the Agent or any Lender, be reinstated as

Eligible Leasing Real Property, provided that the De Soto LRP otherwise satisfies the requirements for Eligible Leasing Real Property at such time.
III.REALLOCATION. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section VI hereof, after giving effect to this Amendment, (a) each Lender hereby agrees that its Revolver Commitment and Pro Rata Share under the Loan Agreement effective as of the Amendment Effective Date, if any, shall be in the amount set forth opposite such Lender’s name on Schedule 1.1 to the Loan Agreement (as amended hereby), (b) after giving effect to any Borrowing made on the Amendment Effective Date, each Lender (excluding the Exiting Lenders) that has outstanding Loans in amounts less than its Pro Rata Share of all outstanding Loans shall purchase outstanding Loans from Lenders that have outstanding Loans in amounts greater than its Pro Rata Share of all outstanding Loans such that each Lender holds Loans in its Pro Rata Share of all outstanding Loans, including with respect to portions of any outstanding Revolver Loans; provided, that in no event shall any such advance, disbursement or other adjustment be considered an extinguishment, novation or retirement of the Obligations under the Loan Agreement or any other Loan Document, and (c) the adjustments pursuant to this Section III shall be deemed to occur simultaneously with the Amendment Effective Date. On the Amendment Effective Date, each Exiting Lender’s Revolver Commitment shall each be reduced to $0.00 and cancelled pursuant to Section VIII(h) hereof.
IV.RELEASE.
A.In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, on behalf of itself, and its successors, assigns and other legal representatives (Borrowers and all such other persons being hereinafter referred to collectively as “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other persons being hereinafter referred to collectively as “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, an “Indemnified Claim” and collectively, “Indemnified Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Releasors may now or hereafter own, hold, have or claim to have against Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement or any of the other Loan Documents or transactions thereunder or related thereto. In no event shall Releasors be obligated to indemnify or hold harmless a Releasee with respect to an Indemnified Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Releasee.
B.It is the intention of Borrowers that this Amendment and the release set forth above shall constitute a full and final accord and satisfaction of all claims that may have or hereafter be deemed to have against Releasees as set forth herein. In furtherance of this intention, each Borrower, on behalf of itself and each other Releasor, expressly waives any statutory or common law provision that would otherwise prevent the release set forth above from extending to claims that are not currently known or suspected to exist in any Releasor’s favor at the time of executing this Amendment and which, if known by Releasors, might have materially affected the agreement as provided for hereunder. Each Borrower, on behalf of itself and each other Releasor, acknowledges that it is familiar with Section 1542 of California Civil Code:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE

RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
C.Each Borrower, on behalf of itself and each other Releasor, waives and releases any rights or benefits that they may have under Section 1542 to the full extent that they may lawfully waive such rights and benefits, and each Borrower, on behalf of itself and each other Releasor, acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by counsel as to the significance and consequences of this waiver.
D.Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
E.Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
V.COVENANT NOT TO SUE. Each Borrower, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by Borrowers pursuant to Section III above. If any Borrower or any of their successors, assigns or other legal representations violates the foregoing covenant, each Borrower, for itself and each other Releasor, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.
VI.CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment set forth herein is subject to the satisfaction of the following conditions precedent:
A.Amendment. (i) Agent shall have received fully executed copies of this Amendment; and (ii) Agent shall be satisfied that the execution and delivery of this Amendment by Borrowers shall have been duly authorized or ratified by all necessary corporate action.
B.Fee Letter. Agent shall have received a fully executed copy of that certain amended and restated fee letter, dated as of the Amendment Effective Date, by and between Borrowers and Agent (“Amended and Restated Fee Letter”).
C.Borrowing Base Report. Agent shall have received a Borrowing Base Report as of the Amendment Effective Date.
D.Solvency Certificate. A certificate, in form and substance satisfactory to it, from a knowledgeable Senior Officer of the Borrower Agent certifying that, after giving effect to this Amendment and transactions hereunder, (i) the Obligors, taken as a whole, are Solvent; (ii) no Default or Event of Default exists; and (iii) the representations and warranties set forth in Section 9 of the Loan Agreement are true and correct;
E.Reaffirmation of Guaranty. (i) Agent shall have received fully executed copies of that certain Reaffirmation of Guaranty executed by the Parent and Subsidiary Guarantors (“Reaffirmation of Guaranty”) and (ii) Agent shall be satisfied that the execution and delivery of the Reaffirmation of Guaranty by the Parent and Subsidiary Guarantors shall have been duly authorized or ratified by all necessary corporate action.
F.Fees and Expenses. Borrowers shall have paid the fees that are due and payable on the Amendment Effective Date as set forth in the Amended and Restated Fee Letter, and all other fees and expenses required to be paid by Borrowers on the Amendment Effective Date under this Amendment or the other Loan Documents.
G.Due Diligence. Agent shall have received each of the following:
1.UCC and Lien searches of each Obligor (including New Subsidiary Guarantor) and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens, and copies for filing of UCC-1 financing statements in form and substance satisfactory to Agent the filing of which are necessary to perfect Agent’s Liens in the Collateral which can be perfected by the filing thereof; and
2.A good standing certificate of each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification; and
3.All Leases (and any amendments thereto), in each case in form and substance satisfactory to the Agent, with respect to the Eligible Leasing Real Property listed on the Borrowing Base Report as of the Amendment Effective Date, duly executed by the applicable landlord and tenant, to the extent not previously delivered to the Agent.
H.Subsidiary Guarantor Release. Agent shall have received a duly executed copy of that certain Omnibus Termination and Release, dated as of the Amendment Effective Date, by and among Agent, NLCP 1645 CRANE WAY NV, LLC (“Crane”), a Delaware limited liability company, and NLCP 740 ANN ST PA, LLC, a Delaware limited liability company (“Ann”; and together with Crane, each individually, a “Released Subsidiary Guarantor” and collectively, the “Release Subsidiary Guarantors”),
I.New Subsidiary Guarantor. Agent shall have received from NLCP 1150 North 21st Street OH, LLC (“New Subsidiary Guarantor”), in form and substance satisfactory to Agent, each of the following:
1.Copies of the governing documents of New Subsidiary Guarantor, as amended, modified, or supplemented, certified by a duly authorized officer;
2.Copies of the charter documents of New Subsidiary Guarantor, certified by the Secretary of State or other appropriate official of New Subsidiary Guarantor’s jurisdiction of organization;
3.A certificate of a duly authorized officer of New Subsidiary Guarantor, certifying (i) that attached copies of New Subsidiary Guarantor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents;
4.Fully executed copies of the following, each dated as of the Amendment Effective Date: (i) that certain Pledge and Security Agreement executed by New Subsidiary Guarantor, (ii) that certain Continuing Guaranty executed by New Subsidiary Guaranty, and (iii) Security Instruments in respect of the Eligible Leasing Real Property owned by New Subsidiary Guarantor set forth in the Borrowing Base Report;
5.Subordination, nondisturbance and attornments executed by the New Subsidiary Guarantor with respect to the Leases relating to the Eligible Leasing Real Property set forth in the Borrowing Base Report dated as of the Amendment Effective Date, in form and substance satisfactory to Agent;

6.Copies of policies or certificates of insurance for the insurance policies carried by Borrowers, all in compliance, in all material respects, with the Loan Documents including with respect to New Subsidiary Guarantor;
7.Environmental Reports relating to each of the Eligible Leasing Real Properties, addressed to and actually received by the New Guarantor Subsidiary, along with copies of all environmental documents prepared, adopted, certified or filed by or with any Governmental Authority in connection with the Eligible Leasing Real Property, including any initial study or environmental impact report, prepared, adopted, certified or filed by or with any Governmental Authority; and
8.The documentation and other information so requested in connection with applicable “know your customer” and Anti-Terrorism Laws, rules and regulations, including the Patriot Act with respect to New Subsidiary Guarantor.
J.Miscellaneous. Borrowers and Subsidiary Guarantors shall have executed and delivered to Agent such other documents and instruments as Agent may reasonably require.
VII.CONDITION SUBSEQUENT. The obligation of the Lenders to continue to make Loans (or otherwise extend credit under the Loan Agreement) is subject to the fulfillment, on or before the applicable date thereto, of the following condition subsequent (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended, in writing, by Agent, which Agent may do without obtaining the consent of the other Lenders), shall constitute an Event of Default:
A.Within 30 days of the Amendment Effective Date, Agent shall have received a good standing certificate for De Soto, issued by the California Secretary of State.
VIII.MISCELLANEOUS.
A.Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender shall affect the representations and warranties or the right of Agent and Lenders to rely thereon.
B.Reference to Loan Agreement. The Loan Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.
C.Loan Agreement Remains in Effect. The Loan Agreement and the Loan Documents, as amended hereby, remain in full force and effect and each Borrower ratifies and confirms its agreements and covenants contained therein. Each Borrower hereby confirms that no Event of Default or Default exists.
D.Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
E.Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
F.NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT AMONG AGENT, LENDERS, AND OBLIGORS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG AGENT, LENDERS, AND OBLIGORS.
G.COUNTERPARTS; EXECUTION, CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING EXECUTION, CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTIONS 14.8, 14.13, 14.14, AND 14.15 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
H.EXITING LENDERS. By its execution of this Amendment, each of the Exiting Lenders hereby consents to this Amendment in its capacity as a Lender under the Existing Loan Agreement and acknowledges and agrees to Section III of this Amendment. Each of the parties hereto hereby agrees and confirms that after giving effect to this Amendment, including after giving effect to the repayment of all Loans and accrued and unpaid interest and fees owing to each Exiting Lender, such Exiting Lender’s Commitment and Maximum Credit Amount shall each be $0.00, such Exiting Lender’s commitment to lend and all other obligations of the Exiting Lender under the Loan Agreement shall be terminated, and each Exiting Lender shall cease to be a Lender for all purposes under the Loan Documents.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by its authorized officers as of the day and year first above written.
AGENT AND LENDERS:

XXXXXXXXXXXXXXXX

By: XXXXXXXXXXXXXXXX
Name:    XXXXXXXXXXXXXXXX
Title:    XXXXXXXXXXXXXXXX
Amendment Number Three to Loan and Security Agreement

EXITING LENDERS:
XXXXXXXXX
By: XXXXXXXXX
Name: XXXXXXXXX
Title: XXXXXXXXX
XXXXXXXXX
By: XXXXXXXXX
Name: XXXXXXXXX
Title: XXXXXXXXX
Amendment Number Three to Loan and Security Agreement

BORROWER:

NLCP Operating Partnership LP,
a Delaware limited partnership

By:    /s/ Anthony Coniglio
Name:    Anthony Coniglio
Title:    President, Chief Executive Officer and Director

Amendment Number Three to Loan and Security Agreement